Consent of Independent Auditors


We consent to the incorporation by reference in this Annual
Report (Form 10-K) of Gleason Corporation of our report dated January 30, 1998, included in the 1997 Annual Report to Stockholders of Gleason Corporation.

Our audits also included the financial statement schedule of Gleason Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-91656 and Form S-8
No. 33-62447) of Gleason Corporation of our report dated
January 30, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceeding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-
K) of Gleason Corporation.

                         Ernst & Young LLP


Syracuse, New York
March 25, 1998